CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 1, 2003, relating to the financial statements and financial highlights which appears in the October 31, 2003 Annual Report to Shareholders of Granum Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers, LLP

Milwaukee, Wisconsin
February 23, 2004